Exhibit 10.3

EXECUTION COPY

CONVERSION, VOTING AND SUPPORT AGREEMENT

This CONVERSION, Voting and Support Agreement (this “Agreement”) is made and entered into as of March 7, 2022, by and among Google LLC, a Delaware limited liability company (“Parent”), each Person listed on Schedule A hereto (each, a “Stockholder”) and, solely for the purposes of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, and ARTICLE VI, Mandiant, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, the Company, and Dupin Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the term “control” shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder beneficially owns the number of shares of 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Company Convertible Preferred Stock”) and/or the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Convertible Preferred Stock and Company Common Stock, together, the “Existing Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1      Voting. From and after the date of this Agreement until the earliest of (a) the consummation of the Merger (including the occurrence of the Effective Time), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement (as it exists on the date of this Agreement), or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, which extends the Termination Date (beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date), or which modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders (such earliest date, the “Expiration Date”), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally hereby agrees, subject to Section 1.5, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of its, his or her Existing Shares and any other shares of Company Common Stock or Company Convertible Preferred Stock over which it has acquired beneficial ownership after the date of this Agreement (including any shares of Company Common Stock or Company Convertible Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or other rights to acquire Company Common Stock or Company Convertible Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise, including the Company Convertible Preferred Stock) (collectively, the “New Shares,” and together with the Existing Shares, the “Shares”), which it, he or she owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and by the other Transaction Documents, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement or any other Transaction Document, including the Merger. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable), in its, his or her sole discretion, in favor of, against or abstain with respect to any matters that are, at any time or from time to time, presented for consideration to the Company’s stockholders. Nothing in this Agreement shall require any of the Stockholders to vote in any manner with respect to any amendment or modification to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, (b) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date, or (c) modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders.

Section 1.2      [Reserved.]

Section 1.3      Restrictions on Transfers.

(a)            Through Receipt of the Requisite Stockholder Approval. Absent the prior written consent of Parent, each Stockholder hereby agrees that, from the date of this Agreement until the earlier of (x) the Expiration Date and (y) the date on which the Requisite Stockholder Approval is obtained, such Stockholder shall not, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (each, a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of, any rights arising from any shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) or Company Common Stock (whether New Shares or Existing Shares) or agree to do any of the foregoing, other than (i) any conversion of Shares of Company Convertible Preferred Stock into New Shares of Company Common Stock (which, for the avoidance of doubt, shall then be Shares subject to the terms and conditions of this Agreement) or (ii) any Transfer to any Permitted Transferee (as defined in that certain Securities Purchase Agreement (the “SPA”), dated as of November 18, 2020, by and between the Company and such Stockholder, as amended by that certain Amendment to Securities Purchase Agreement, effective as of December 11, 2020) of such Stockholder, but, in each case of this clause (ii), only if, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder):

(A)	such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(B)	such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company; and

(C)	the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(b)            Exceptions. Notwithstanding anything to the contrary set forth in this Section 1.3, a Transfer shall not include any ordinary course Transfers by members of Stockholder of any equity interests in any Stockholder, in and of themselves, so long as any such Transfer does not have any adverse effect on the ability of the applicable Stockholder to perform its obligations under this Agreement on the terms set forth herein.

(c)            Following Receipt of the Requisite Stockholder Approval. Without limiting any restrictions on Transfer or other obligations of each Stockholder set forth in Article I of this Agreement, each Stockholder hereby agrees that, in connection with any Transfer of shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends thereon) at any time following the date on which the Requisite Stockholder Approval is obtained and prior to the Expiration Date, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder or the Transfer is a conversion of shares of Company Convertible Preferred Stock into shares of Company Common Stock), the following shall have occurred:

(i)	such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(ii)	such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company, and

(iii)	the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(d)            Other Restrictions Not Superseded. Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities Laws or the provisions of any Contracts between any Stockholder and the Company.

Section 1.4      Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, it, he or she (a) shall not enter into, at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant, at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

Section 1.5      No Obligation to Exercise Rights or Options. Nothing contained in this ARTICLE I shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (a) convert, exercise or exchange any option, convertible securities or other rights, including any Company Option, in order to obtain any underlying New Shares or (b) vote, or execute any consent with respect to, any New Shares underlying such options, convertible securities or other rights that have not yet been issued as of the applicable record date for that vote or consent.

ARTICLE II
NO SOLICITATION

Section 2.1      No Solicitation.

(a)            Prior to the Expiration Date, each Stockholder (in its, his or her capacity as a stockholder of the Company) shall not, shall cause each of its, his or her controlled Affiliates and its and their respective directors and officers to not, and shall not authorize, and shall use its reasonable best efforts to cause, its and its controlled Affiliates’ other Representatives to not, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that, in any such case, constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons about making an offer, indication of interest or proposal relating to an Acquisition Transaction (other than informing such Persons of the provisions contained in this Section 2.1(a)), (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written or oral, binding or non-binding) relating to an Acquisition Transaction, (vi) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either the proposal to approve the Merger Agreement and the Merger or any Acquisition Proposal, (vii) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (viii) become a member of a Group with respect to any voting securities of the Company with respect to an Acquisition Proposal (other than as a result of this Agreement) or (ix) authorize or commit to do any of the foregoing; provided that nothing herein shall prohibit any Stockholder or any of its, his or her controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with an Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d) of the Merger Agreement with respect to such Acquisition Proposal.

(b) For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their Affiliates otherwise control such entity. For purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.

Section 2.2      Capacity. Each Stockholder is signing this Agreement solely in its, his or her capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any current or future director, board observer or officer of the Company, who is a Stockholder or may be affiliated or associated with any Stockholder or any of its, his or her Affiliates, from exercising his or her fiduciary duties as a director, board observer or officer of the Company or from otherwise taking any action or inaction in his or her capacity as a director, board observer and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director, board observer or officer shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company, or the rights and remedies of Parent and Merger Sub, under the Merger Agreement.

ARTICLE III
CONVERSION

Section 3.1      Conversion.

(a)            Each Stockholder that holds any Company Convertible Preferred Stock shall take all steps necessary, including the submission, concurrently with the execution and delivery of this Agreement, to the Company of the Optional Conversion Notice (as defined in the Certificate of Designations) in the form of Exhibit A to this Agreement, to convert all of such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares), including all in-kind dividends that have accrued thereon through the date of such conversion, into Company Common Stock at the Conversion Price (as defined in the Certificate of Designations), with such conversion to be effective as of no later than immediately before (and subject to the occurrence of) the Effective Time, so that such Stockholder shall not hold any Company Convertible Preferred Stock (or have any accrued dividends relating thereto or any further rights to the accrual of any dividends relating thereto) from or after the Effective Time and so that the Company Common Stock into which such Convertible Preferred Stock converts (including all in-kind dividends that have accrued thereon through the date of such conversion) may be converted into the right to receive the merger consideration on and subject to the terms of the Merger Agreement. The Company hereby confirms that it will accept such Optional Conversion Notice set forth in Exhibit A promptly upon its completion, execution and delivery to the Company, on and subject to the terms and conditions set forth therein. Notwithstanding anything herein to the contrary, if any share of Company Convertible Preferred Stock outstanding immediately prior to the Effective Time would be entitled to be exchanged for a Fundamental Change Repurchase Price (as defined in the Certificate of Designations) as a result of the consummation of the Merger (it being agreed herein that the consummation of the Merger would constitute a Fundamental Change (as defined in the Certificate of Designations)) that exceeds the amount into which the shares of Company Common Stock, into which such share of Company Convertible Preferred Stock would convert pursuant to this Section 3.1 and Exhibit A, then the parties to this Agreement shall promptly amend this Agreement to provide for the repurchase, and cancelation, of such share of Company Convertible Preferred Stock by the Company immediately before the Effective Time in exchange for the payment, by wire transfer of immediately available funds, of the applicable Fundamental Change Repurchase Price.

(b)            Notwithstanding anything herein to the contrary, this Agreement permits any Stockholder to convert such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends that have accrued thereon through the date of such conversion) into Company Common Stock in accordance with the Certificate of Designations at any time before the Effective Time.

(c)            Any Shares delivered to the Stockholders upon conversion pursuant to this Section 3.1 shall be delivered on and subject to the applicable terms and conditions set forth in the Certificate of Designations, as well as the securities purchase agreements and registration rights agreements between the Company and such Stockholder, as such agreements have been amended and “made available” (as such term is used in the Merger Agreement) to Parent prior to the date of this Agreement. It is understood that, notwithstanding any applicable legends or securities law or other restrictions on transferability, all shares of Company Common Stock, into which shares of Company Convertible Preferred Stock (including all in-kind dividends that have accrued thereon through the date of such conversion) have been converted as provided in Exhibit A and this Section 3.1, shall be treated in the Merger as outstanding shares of Company Common Stock and converted into the right to receive the merger consideration on and subject to the terms of the Merger Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1      Representations and Warranties of each Stockholder. Each Stockholder represents and warrants to Parent as follows as of the date of this Agreement: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) (i) this Agreement has been duly executed and delivered by such Stockholder and (ii) if such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder and no other company or other legal entity actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon such Stockholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by such Stockholder or as would not impact such Stockholder’s ability to perform or comply with its, his or her obligations under this Agreement in any material respect, (e) as of the date of this Agreement, such Stockholder is the record owner of or beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares and does not beneficially own any other shares of Company Common Stock or Company Convertible Preferred Stock, and (f) as of the date of this Agreement, such Stockholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities Laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, (collectively, the “Existing Liens”)) and, subject to the Existing Liens, has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and, subject to the Existing Liens, no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares; provided that each Stockholder may be deemed to share voting power and the power of disposition over its, his or her Existing Shares with other Stockholders.

Section 4.2      Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 4.3      Representations and Warranties of the Company. The Company represents and warrants to Parent and each Stockholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no other company actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect

Section 4.4      Covenants. Each Stockholder hereby:

(a)            irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;

(b)            agrees upon receipt of written inquiry from Parent to promptly notify Parent of the number of any New Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement; and

(c)            agrees to permit Parent and/or the Company to publish and disclose, including in filings with the Securities and Exchange Commission and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholders’ identities and ownership of the Shares and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent and/or the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Parent, the Company or the Stockholders); provided that Parent or the Company, as applicable, shall give each Stockholder and its, his or her legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public.

Section 4.5      No Other Representations. Parent and Merger Sub hereby acknowledge and agree that, except for the representations and warranties of the Company expressly set forth in Article III of the Merger Agreement and the representations and warranties of the Stockholders expressly set forth in Section 4.1 of this Agreement or expressly set forth elsewhere in this Agreement (or in any other Voting Agreement executed and delivered by one or more Company Stockholders), none of the Stockholders, the Company, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing has relied on, any representation or warranty regarding the Stockholders, the Company, its business, the sufficiency of the representations and warranties set forth herein or in the Merger Agreement or any other matter in connection with the entry by Parent and Merger Sub in this Agreement, the Merger, and their respective agreement to consummate the transactions contemplated hereby and thereby.

ARTICLE V
EFFECTIVENESS; TERMINATION

Section 5.1      No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover Laws, and any applicable provision of the Charter, Bylaws, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.

Section 5.2      Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect on the Expiration Date, and none of Parent, the Company, the Stockholders and their respective Affiliates shall have any rights, obligations or liabilities under this Agreement following such termination. Notwithstanding the preceding sentence, this ARTICLE V and ARTICLE VI shall survive any termination of this Agreement and Section 4.4(a) shall survive the Expiration Date if it is triggered by the Effective Time. Nothing in this ARTICLE V or Section 6.2 shall relieve or otherwise limit any party of liability for Willful Breach of this Agreement occurring prior to such termination and for Fraud.

ARTICLE VI
MISCELLANEOUS

Section 6.1      Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is consummated.

Section 6.2      Obligations of the Stockholders; No Survival; No Recourse. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder under this Agreement are several, and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties, covenants and agreements under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Subject to the last sentence of Section 5.2, none of the representations, warranties, covenants and agreements made by the Stockholders, the Company, or Parent in this Agreement shall survive the consummation of the Merger. No Stockholder nor any of its Affiliates (other than the Company) shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches by the Company of the Merger Agreement.

Section 6.3      No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) none of Parent, the Company and their respective Affiliates shall have any authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its, his or her duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 6.4      Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 6.4 (excluding “out of office” or other automated replies). In each case, the intended recipient is set forth below:

To Parent:

Google LLC

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attn:                 Svilen Karaivanov, M&A Legal

Andrew Coombs, M&A Legal

Email:              ma-notice@google.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

31st Floor

New York, New York 10022

Attn:                Ethan A. Klingsberg

Paul M. Tiger

Email:             ethan.klingsberg@freshfields.com

paul.tiger@freshfields.com

To the Company:

Mandiant, Inc.

11951 Freedom Drive, 6th Floor

Reston, VA 20190

Attn:                 Richard Meamber, Senior Vice President and General Counsel

Email:              richard.meamber@mandiant.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:                 Douglas K. Schnell

Melissa V. Hollatz

Katherine (Kathy) H. Ku

Email:             dschnell@wsgr.com

mhollatz@wsgr.com

kku@wsgr.com

To the Stockholders:

c/o ClearSky
11231 U.S. Highway 1, #395
North Palm Beach, FL 33408
Attn:                 Jay Leek, Managing Director
Email:              jay.leek@clear-sky.com

with a copy (which shall not constitute notice) to:

c/o ClearSky

11231 U.S. Highway 1, #395

North Palm Beach, FL 33408

Attn:                 Nick-Anthony Buford, General Counsel

Email:              nick.buford@clear-sky.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.5      Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, each Stockholder and, solely in connection with an amendment of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, or this ARTICLE VI, the Company, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.6            Assignment. Except as contemplated by Section 1.3, no party to this Agreement may assign any of its, his or her rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.

Section 6.7            No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.8            Entire Agreement. This Agreement (including Schedule A hereto), and, to the extent referenced herein, the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 6.9            No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.10          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to modify or replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the original economic, business and other purposes of such void or unenforceable provision.

Section 6.11          Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(a)            The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions that are required of it by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and (ii) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Stockholders nor Parent would have entered into this Agreement.

(b)            The parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholders, on the one hand, or Parent, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Section 6.12         Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

Section 6.13         Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement, for and on behalf of itself, himself or herself or any of its, his or her properties or assets, in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, but nothing in this Section 6.13 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself, himself or herself and its, his or her properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement and the transactions contemplated by this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement and the transactions contemplated by this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 6.14         WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.

Section 6.15         Further Assurances. Parent, the Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 6.16         Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 6.17         Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.18      Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

GOOGLE LLC,
a Delaware limited liability company

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Vice President, Corporate Development

[Signature Page to Voting and Support Agreement (ClearSky)]

CLEARSKY SECURITY FUND I LLC,
a Delaware limited liability Company

By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director

CLEARSKY POWER & TECHNOLOGY FUND II LLC,
a Delaware limited liability Company

By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director

[Signature Page to Voting and Support Agreement (ClearSky)]

Solely for the purposes of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V and ARTICLE VI

MANDIANT, INC.
a Delaware corporation

By:	/s/ Richard Meamber
Name: Richard Meamber
Title: Senior Vice President and General Counsel

[Signature Page to Voting and Support Agreement (ClearSky)]

SCHEDULE A

Stockholder	Number of Shares of Company Convertible Preferred Stock	Number of Shares of Company Common Stock
ClearSky Security Fund I LLC	24,000	--[1]
ClearSky Power & Technology Fund II LLC	6,000	--[1]

1 Excludes shares of Company Common Stock into which the Company Preferred Stock is convertible and of which the applicable Stockholder may therefore be deemed to have beneficial ownership.

Exhibit A

OPTIONAL CONVERSION NOTICE

Mandiant, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☒	all of the shares of Convertible Preferred Stock as of the earlier of (a) such time subsequently indicated by the Holder to the Company, and (b) immediately before (but subject to the occurrence of) the Effective Time (as defined in the Merger Agreement, dated as of the date of this notice, among Google LLC, Dupin Inc. and the Company).

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.  ☒  [N/A]                     .

It is understood that this notice may not be revoked other than upon the occurrence of the Expiration Date (as defined in the Conversion, Voting and Support Agreement, dated as of the date of this notice (the “Voting Agreement”), among Google LLC, the Company, and the Holders named therein).

Date:	ClearSky Security Fund I LLC
(Legal Name of Holder)

	By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director

*	Must be a whole number.

Exhibit A

OPTIONAL CONVERSION NOTICE

Mandiant, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☒	all of the shares of Convertible Preferred Stock as of the earlier of (a) such time subsequently indicated by the Holder to the Company, and (b) immediately before (but subject to the occurrence of) the Effective Time (as defined in the Merger Agreement, dated as of the date of this notice, among Google LLC, Dupin Inc. and the Company).

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.  ☒   [N/A]                     .

It is understood that this notice may not be revoked other than upon the occurrence of the Expiration Date (as defined in the Conversion, Voting and Support Agreement, dated as of the date of this notice (the “Voting Agreement”), among Google LLC, the Company, and the Holders named therein).

Date:	ClearSky Power & Technology Fund II LLC
(Legal Name of Holder)

	By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director

*	Must be a whole number.